Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FORM HOLDINGS CORP.

FORM HOLDINGS CORP., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST:	The name of the Corporation is FORM HOLDINGS CORP.

SECOND:

The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 9, 2006 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2010, and as further amended by the Certificates of Amendment of the Amended and Restated Certificate of Incorporation on July 19, 2012, on November 24, 2015 and on May 5, 2016.

THIRD:

The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

Article Fifth, Section (2) of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“(2) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

FOURTH:	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by Anastasia Nyrkovskaya, its Chief Financial Officer, as of the 28th day of November, 2016.

FORM HOLDINGS CORP.

By:	/s/ Anastasia Nyrkovskaya
Name:	Anastasia Nyrkovskaya
Title:	Chief Financial Officer and Treasurer